Exhibit 3.1

CERTIFICATE OF FORMATION OF WWG MERGER SUB LLC

UNDER SECTION 18-101 OF THE DELAWARE

LIMITED LIABILITY COMPANY ACT

This Certificate of Formation of WWG Merger Sub LLC (the “Company”), dated October 28, 2016, is being duly executed and filed by Chelsea Darnell, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (the “Act”).

FIRST: The name of the Company formed hereby is “WWG Merger Sub LLC”.

SECOND: The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be organized under the Act.

THIRD: The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, New Castle County 19801. The name of the registered agent at such office is The Corporation Trust Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

By:
Name: Chelsea Darnell
Authorized Person

[Signature Page to WWG Merger Sub LLC Certificate of Formation]